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                                                                    Exhibit 99.1
                                                                    ------------
AB


                                  NEWS RELEASE

For release:  Immediate
Contact: James M. DeAngelis -   (212) 308-5800


                      Commodore Applied Technologies, Inc.

         o    Reports First Quarter 2007 Results
         o    Performance on acquired assets of American Aquatics


NEW YORK,  NY - May 25,  2007 - Commodore  Applied  Technologies,  Inc.  (OTCBB:
CXIA), today announced financial results for the three-month period ended March 31, 2007 (see table below).

              Commodore Applied Technologies, Inc. and Subsidiaries
                Condensed, Consolidated Statements of Operations
                          Three Months Ended March 31,
                       (Unaudited - dollars in thousands,
                             except per share data)


                                                        2007            2006
                                                        ----            ----

Revenues                                                $870          $2,236

Interest Expense                                       ($188)          ($151)

Gain on Settlement of Note
Payable and Accrued Interest                             --              151

Net Loss                                               ($407)          ($138)

Dividends Accrued to
Preferred Stockholders                                 ($103)          ($103)

Net Loss Applicable to
Common Shareholders                                    ($510)          ($241)

Net Loss Per Share
Basic and Diluted                                     ($0.06)         ($0.03)

Weighted Average Number of Shares
Outstanding                                            8,203           7,685


                                     -more-


            150 East 58th Street, Suit 3238 New York, New York 10155
                212.308.5800 Fax: 212.753.0731 www.commodore.com

                                              CXIA Reports First Quarter Results
                                                                    May 25, 2007
                                                                          Page 2



Chairman and CEO Shelby T. Brewer said: "The operating results for the first quarter of 2007 reflect the revision of the Environmental Data Acquisition and Management (EDAM) contract by our client to a lower total amount. Our client is now self-performing some of the duties previously performed by our subcontractors." Mr. Brewer continued: "Additionally, our client has removed the management of the subcontracted laboratories from our work scope, an activity that was historically performed at no margin to the Company. The Company's direct scope of work on EDAM remains unchanged."

Mr. Brewer also stated: "The purchase of the contracts and assets of American Aquatics in early 2007 has proved to be a logical expansion of the Company's environmental capabilities. The Company now operates the only benthic laboratory in the eastern United States that is licensed and capable of handling aquatic samples that are potentially contaminated with radioactivity." Mr. Brewer further stated: "The Company provides these sampling and laboratory services to the Department of Energy at the Oak Ridge National Laboratory, the Paducah, Kentucky site and to the Environmental Restoration Program."



                                     -more-


            150 East 58th Street, Suit 3238 New York, New York 10155
                212.308.5800 Fax: 212.753.0731 www.commodore.com

                                              CXIA Reports First Quarter Results
                                                                    May 25, 2007
                                                                          Page 3


Commodore Applied Technologies, Inc., is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Solution Technologies and Commodore Advanced Sciences. The Commodore companies provide environmental services, technical services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at www.commodore.com.


This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-QSB and its annual report on Form 10-K.

                                       ###


            150 East 58th Street, Suit 3238 New York, New York 10155
                212.308.5800 Fax: 212.753.0731 www.commodore.com







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